EXHIBIT 10.1(a)

FIRST AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 8th day of March, 1999, by and between TIPPMANN PROPERTIES, INC., agent for JOHN V. TIPPMANN, SR., (hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION (hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, currently covering approximately 13,891 usable square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of leasing approximately two hundred (200) square feet of additional office space.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	The Leased Premises shall be increased to reflect approximately two hundred (200) square feet of additional office space as depicted on the attached Exhibit “A”.

2.	The term of the approximately two hundred (200) square feet of additional office space shall be month to month.

3.
Beginning March 1, 1999, the annual rent shall be increased to One Hundred Thirty-seven Thousand Three Hundred Eighty-seven and 25/100th Dollars ($137,387.25) and shall be paid in advance, without offset or reduction for any reason whatsoever, in monthly installments of Eleven Thousand Four Hundred Forty-eight and 94/100th Dollars ($11,448.94).

4.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for John V. Tippmann, Sr. (“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Kevin J. Himmelhaver

PRINTED:	Charles E. Tippmann	PRINTED:	Kevin J. Himmelhaver